Exhibit 10.4(I)

Execution Version

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding (MOU), is made effective as of May 8, 2009 (the “Effective Date”) and is entered into by and between THE REGENTS OF THE UNIVERSITY OF MICHIGAN, a constitutional corporation of the State of Michigan (“Michigan”) and ONCOMED PHARMACEUTICALS, INC., a Delaware corporation having offices at 800 Chesapeake Drive, Redwood City, CA 94063 (“OncoMed”) to clarify how the Parties will handle certain patents covered by their License Agreement dated January 5, 2001, as amended by Amendment Number 1 to the License Agreement dated as of July 21, 2004, as amended by Amendment Number 2 to the License Agreement dated as of August 13, 2004, as amended by Amendment Number 3 to the License Agreement dated as of March 31, 2005, as amended by Amendment Number 4 to the License Agreement dated as of December 12, 2005, as amended by Amendment Number 5 to License Agreement dated as of March 12, 2007 and as amended by Amendment Number 6 to License Agreement dated as of October 6, 2008 (collectively “License Agreement”) and certain patents solely owned by Michigan.

Capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings set forth in the License Agreement.

WHEREAS, Michigan and OncoMed entered into the License Agreement for the research, development and commercialization of Technology and Licensed Patents in the Licensed Field;

WHEREAS, Michigan has filed a US patent application [***] that is solely owned by Michigan (“Michigan Patent”) and is not included in the definition of Licensed Patents of the License Agreement;

WHEREAS, OncoMed and Michigan are joint owners of a US patent application [***] that is included in the definition of Licensed Patents in the License Agreement (“Joint Patent”);

WHEREAS, Michigan and OncoMed desire to clarify rights surrounding [***];

NOW THEREFORE, Michigan and OncoMed hereby agree as follows:

1. In the event that the Joint Patent issues with claims reciting [***], OncoMed hereby irrevocably grants to Michigan a non-exclusive royalty free license under the Joint Patent to take any action in the Field of Use [***].

2. Michigan shall have the right to grant sublicenses of these rights in the Field of Use to any third party licensee.

3. OncoMed has no obligation to reimburse Michigan for any costs associated with past or future prosecution of the Michigan Patent nor any other obligation to Michigan relating to the Michigan Patent.

IN WITNESS WHEREOF, the parties have entered into this agreement as of the date and year first above-written.

ONCOMED PHARMACEUTICALS		THE REGENTS OF THE UNIVERSITY OF MICHIGAN

By:	/s/ Paul J. Hastings	By:	/s/ Kenneth J. Nisbet

Title:	President & CEO	Title:	Executive Director, UM Technology Transfer

[Tech Transfer University of Michigan Logo]

1214 S. University Ave.

2nd Floor

Ann Arbor, MI 48104-2592

May 14, 2009

Alicia J. Hager

Chief Patent Counsel

OncoMed Pharmaceuticals

800 Chesapeake Dr.

Redwood City, CA 94063

RE: ALDH1 MOU

Dear Alicia:

Enclosed is one signed original of the above-referenced agreement. Thanks for working with us on this.

Sincerely,

/s/ Robin L. Rasor

Robin L. Rasor

Director of Licensing

RLR/si

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